UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131, Las Vegas, NV	89103
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (702) 318-7548

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendements to Articles of Incorporation or Bylaws

On April 27, 2020, Golden Matrix Group, Inc. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the “Nevada SOS”) whereby it amended its Articles of Incorporation by decreasing the Company’s authorized number of shares of common stock from 6 billion to 40 million and decreasing all of its issued and outstanding shares of common stock at a ratio of one (1) share for every one-hundred fifty (150) shares held. The Company’s Board of Directors approved this amendment on April 21, 2020. All fractional shares as a result of this reverse split will be rounded up. Pursuant to NRS Section 78.207(I), shareholder approval was not required for this amendment.

On April 27, 2020, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward split be effected in the market.

The Company has requested the Financial Industry Regulatory Authority (FINRA) effect the reverse split in the market on May 20, 2020. And the effective date for the reverse split will be determined by FINRA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: April 27, 2020	By:	/s/ Anthony Goodman
	Name:	Anthony Goodman
	Title:	Chief Executive Officer

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